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                                               Confidential Treatment Requested

                             PUMA TECHNOLOGY, INC.
                           SOFTWARE LICENSE AGREEMENT


NEC INFORMATION                         PUMA TECHNOLOGY INFORMATION
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NEC Corporation                         Puma Technology, Inc.


7-1, Shiba 5 chome,                     2940 North First Street


Minato-ku, Tokyo, Japan                 San Jose, CA 95134, USA


Tel 0423-33-1575 Fax 0423-33-1916       Tel (408) 321-7650  Fax (408) 433-2212


Contact Representative AISUKE SEKIKAWA  Contract Representative: Bradley A. Rowe


This Agreement is entered into by and between Puma Technology, Inc. ("Puma") and NEC Corporation ("NEC") as of the date executed by both parties ("Effective Date"). Puma agrees to grant NEC certain licenses to the Licensed Software set forth in EXHIBIT A of this Agreement, subject to the License Agreement Terms and Conditions attached and the Exhibits set forth below.

EXHIBITS:

Exhibit A - Licensed Software; Software Documentation; Support and Training Responsibilities

Exhibit B - Per Unit Royalty; Guaranteed Minimum Payment; Payment Terms; New Puma Product; Hardware Provided by NEC; Source Code Disclosure Fee; Minimum Value of Agreement

NEC ACKNOWLEDGES HAVING READ THE TERMS AND CONDITIONS SET FORTH ON THIS FACING PAGE AND THE AGREEMENT ATTACHED HERETO, UNDERSTANDS ALL SUCH TERMS AND CONDITIONS, AND AGREES TO BE BOUND THEREBY.

     NEC CORPORATION                         PUMA TECHNOLOGY, INC.

By: A. Sekikawa                              By: B. A. Rowe

Name: AISUKE SEKIKAWA                        Name: Bradley A. Rowe

Title: General Manager of Printers Div.      Title: President + CEO

Date: May 20, 1996                           Date: May 20, 1996

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                              PUMA TECHNOLOGY, INC.

                 SOFTWARE LICENSE AGREEMENT TERMS AND CONDITIONS

1.   DEFINITIONS

     1.1 PRINTER UNIT. "Printer Unit" shall mean either i.) the computer printer system product which is marketed and distributed under NEC's trademark(s) or product name(s) in Japan, whether such printer has infrared capability or not and is which type shall be determined by NEC, or ii.) the product called infrared transceiver / receiver unit which is marketed and distributed under NEC's trademark(s) or product name(s) in Japan and which is intended to be connected to a computer printer system product to enable infrared connectivity.

     1.2 SOFTWARE DOCUMENTATION. "Software Documentation" shall mean the information, in written or electronic form, regarding the executable code version of the Licensed Software supplied by Puma and reprinted by NEC as specified in Exhibit A.

     1.3 LICENSED SOFTWARE. "Licensed Software" shall mean the Puma software in executable code form, specified on Exhibit A.

     1.4  SUBSIDIARY.    "Subsidiary" shall mean any corporation, company or
entity in which fifty percent (50%) or more of the outstanding shares of stock entitled to vote for the election of directors are owned or controlled, directly or indirectly, by a party.

     1.5  PRELOAD OR PRELOADING.   "Preload" or "Preloading" refers to the act
of reproducing and installing a single copy of Licensed Software onto Printer Unit or reproducing Licensed Software onto any media selected by NEC, so long as such media is bundled with a Printer Unit. Preload also includes the reproduction and inclusion of Software Documentation with the Printer Unit.

     1.6  UNIT.     "Unit" shall mean a single copy of the Licensed Software.

     1.7  PER UNIT ROYALTY.   "Per Unit Royalty" shall mean the royalty price
paid by NEC to Puma for each Unit Distributed by NEC subject to the terms of this Agreement. No royalties shall accrue for Units which are i.) made for replacement of existing Units which are defective in materials, manufacture or reproduction, ii.) returned with Printer Unit by NEC's authorized dealer's and distributors for credit, iii.) made as archival backups for an existing Unit, iv.) provided as back-up copies to end users by NEC under Section 2.1, or v.) provided as a bug fix to end users.

     1.8  MANUFACTURING THIRD PARTY.    "Manufacturing Third Party" shall mean a
third party designated by NEC to manufacture Printer Units for marketing and distribution by NEC, under NEC's trademark and to copy and reproduce Licensed software and/or Software Documentation for NEC.

2.   LICENSE AND LICENSE FEES

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     2.1  OBJECT LICENSE.     As of the Effective Date Puma grants to NEC and
its Subsidiaries a non-exclusive, non transferable (except as noted in this Section 2.1) license to Preload, have Preloaded, copy, have copied, use, have used, reproduce, and have reproduced the Licensed Software (executable code form only) and Software Documentation and to distribute, lease, and/or rent the Licensed Software and Software Documentation directly to customers in Japan, or through its Subsidiaries or its distribution network in Japan only when Licensed Software is Preloaded and under the terms of this Agreement. In addition to Preloaded Licensed Software, NEC may i.) distribute one (1) copy of Licensed Software with each Printer Unit as a back-up copy or ii.) distribute one (1) copy of Licensed Software as a backup copy directly from NEC or through its Subsidiaries as a mail order fulfillment item to end users of Licensed Software. NEC shall require all Manufacturing Third Parties directly to (i.) abide by all applicable NEC obligations set forth in this Agreement and (ii.) produce copies of the Licensed Software and Software Documentation in accordance with the terms and conditions set forth herein.

     2.2 NO SUBLICENSE. NEC shall not have a right to grant any license or sublicense to any third party (except NEC's Subsidiaries as defined in Section
1.4 and Manufacturing Third Parties as defined in Section 1.8 subject to the specific limitations set forth in Section 2.1) to use the Licensed Software for any purpose, except a sublicense to use the copy produced and distributed by NEC as set forth in Section 2.1.

     2.3 MODIFICATIONS. NEC shall have no right to modify all or any part of the Licensed Software unless NEC pays the Source Code Disclosure Fee described in Section 7.1. NEC agrees not to take any actions, such as reverse assembly or reverse compilation, to derive a source code equivalent to the Licensed Software from the executable code of the Licensed Software.

     2.4 SOFTWARE DOCUMENTATION. No license is granted to reproduce the Software Documentation except when it is included with a copy of the Licensed Software. NEC may modify the Software Documentation at its own expense and effort, so long as the content remains consistent with such Documentation as delivered to NEC by Puma. Any such modified documentation shall be submitted to Puma for approval, whose approval shall not be unreasonably withheld.

     2.5 LICENSE FEES. NEC agrees to pay Puma the Per Unit Royalty shown in Exhibit B for the rights granted under this Agreement. NEC agrees to pay PUMA the fees shown in Exhibit B for the rights granted by this Agreement. NEC will make [***] payments on [***] of each year during the term of the Agreement for all Units Distributed during the periods (i) [***] through [***] and (ii) [***] through [***], respectively. NEC shall account to PUMA for the Per Unit Royalties due as set forth in Exhibit B based upon distribution totals for royalty-bearing Units for that [***] period. NEC shall provide
PUMA with a written report that reflects the number of royalty-bearing Units Distributed upon which the total Per Unit Royalties due was calculated. For purposes of this Agreement, distribution occurs when Units are shipped by or for NEC or its Subsidiaries for its or their internal use as an end user or sales to third parties ("Distribution").

     2.6 PAYMENTS. All payments made hereunder are non-refundable except as otherwise set forth in this Agreement. All payments shall be in U.S. Dollars and be made by wire transfer directly to Puma's bank account as follows:

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                                       [***] Confidential Treatment Requested
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          Silicon Valley Bank
          3000 Lakeside Drive
          Santa Clara, CA 95054
          ABA # 121140399 for benefit of Puma Technology, Inc.
          Account # 035175-3570

The amounts indicated on Exhibit B for payments do not include any federal, state, local or other governmental taxes, excise taxes, tariffs or other governmental charges that may be imposed on sale, transportation, production, storage or export of the Licensed Software. NEC shall pay any and all such taxes and charges (other than taxes imposed upon or measured by Puma's net income) and Puma, its agents and distributors shall have no liability therefor. If taxes are required to be withheld by the Japanese government on payments required under this Agreement, then NEC may deduct such withholding taxes from the amount owed Puma as will enable Puma to receive a U.S. Foreign Tax Credit; provided, NEC pays such amounts to the appropriate tax authority. NEC shall obtain and deliver to Puma a necessary tax receipt and all other documents necessary for Puma to claim a Foreign Tax Credit.

3.   DELIVERY.

     3.1  DELIVERY OF LICENSED SOFTWARE.     Within five (5) days after
completion of the engineering work required to release the Licensed Software, Puma shall deliver the Licensed Software, contained upon a master diskette(s) and the Software Documentation in both written and electronic form to NEC.

     3.2  ACCEPTANCE.    The Licensed Software and/or Software Documentation
will be deemed accepted by NEC if Puma is not notified of any errors in writing within thirty (30) business days after receipt of the Licensed Software and/or Software Documentation by NEC. NEC shall not unreasonably withhold its acceptance. In the event NEC notifies Puma of such errors, NEC shall describe the exact nature of such errors and shall return the Licensed Software and/or Software Documentation to Puma in the manner agreed upon by both parties. Upon notification of such errors, NEC agrees, at its sole expense to provide Puma, on a loan basis, with one (1) or, if necessary, two (2) complete hardware platforms on which the errors occurred so that Puma may reproduce such errors if such platforms are not already in Puma's possession, having been provided by NEC. Puma shall use such platform(s) in accordance with the terms and conditions imposed by NEC or NEC's licensors, if any. Puma agrees to use such platforms provided by NEC hereunder solely for the purpose of performing Puma's obligations hereunder and not to rent, transfer or export them to any other parties in any manner. Puma also agrees to return to NEC, at its sole expense, all such platforms provided by NEC hereunder within a reasonable period after its completion of Puma's obligations hereunder. In the event that Puma is able to reproduce such errors, Puma shall, at its option, repair or replace the Licensed Software and/or Software Documentation and return the repaired Licensed Software and/or Software Documentation or provide the replaced Licensed Software and/or Software Documentation, as soon as commercially practicable, but no later than thirty (30) days after the return of the Licensed Software and/or Software Documentation to Puma. Acceptance of the repaired or replaced Licensed Software and/or Software Documentation will be subject to the same procedures. If Puma is unable to repair the Licensed Software and/or Software Documentation after the second acceptance procedure described above, then NEC, at its sole option and as its sole remedy, shall have the right to either i.) add a third acceptance procedure which will be subject to the same procedures as the second acceptance procedure or ii.) terminate this Agreement by notifying Puma in writing and in such case shall have the right to receive a refund

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of any prepaid royalties, if any, made to Puma.  If NEC has not accepted the
Licensed Software and/or Software Documentation after such third acceptance procedure, if any, then NEC, at its sole option and as its sole remedy, shall have the right to terminate this Agreement by notifying Puma in writing and in such case shall have the right to [***]. Commercial shipment of a single copy of the Licensed Software and/or Software Documentation by NEC or its Subsidiaries constitutes automatic acceptance of the Licensed Software and/or Software Documentation by NEC.

4.   AUDIT

     4.1  AUDIT.    Puma shall be entitled to, with thirty (30) days prior
notice to NEC, have inspected by an internationally recognized independent certified public accountant of Puma's election and approved by NEC, whose approval shall not be unreasonably withheld, NEC's books and records relating to the number of royalty-bearing Units Distributed under the terms of this Agreement and under terms of confidentiality reasonably acceptable to both parties. Puma shall pay the cost of audits unless there is a discrepancy in the royalty reports furnished to Puma by NEC and actual number of royalty-bearing Units Distributed by more than five percent (5%), in which event NEC shall reimburse Puma for the cost of such audits reasonably incurred by Puma in addition to immediately paying for any additional Per Unit Royalties due. Audits shall not unreasonably interfere with NEC's business activities. Audits shall not be conducted more than once in any twelve month period unless there is a discrepancy in the royalty reports furnished to Puma by NEC and actual number of royalty-bearing Units Distributed by five percent (5%) in which case the number of allowed audits during this period will be increased to once every six (6) months. NEC agrees to keep the foregoing books and records for a period of three (3) years following the date NEC prepares them.

5.   PROPRIETARY OWNERSHIP RIGHTS.

     5.1  OWNERSHIP.     Puma shall retain all ownership, right, title and
interest in and to all current and hereafter existing revisions of or modifications to the Licensed Software (including all copies made hereunder).

     5.2 COPYRIGHT NOTICES. All copies of the Licensed Software and reproductions of the Software Documentation made by NEC shall reproduce Puma's copyright notice and the copyright notices of any third parties from which Puma has licensed products which are contained therein, and NEC shall not remove any copyright notices contained in the Licensed Software or Software Documentation. No other copyright notice shall appear in, or be associated with, the Licensed Software or Software Documentation without the prior written permission of Puma. If NEC elects to Preload the Licensed Software on a floppy diskette(s), NEC shall affix to each diskette or other item containing the Licensed Software Puma's authorized diskette label, reprinted by NEC, attached in the appropriate location on the diskette at NEC's expense and effort. Upon NEC's request, Puma agrees to promptly provide the camera-ready art and/or electronic copy at no charge to NEC for NEC's creation of such diskette label.

     5.3  TRADEMARKS.    NEC may use the TranXit and Puma logos in its
reasonable marketing efforts for Printer Unit, so long as such logos are published in accordance with NEC's quality standards used for publishing its own marks. Except as specified or required by this Agreement and its Exhibits, neither party may use the other's name, logo or trademarks without the other party's prior written consent except as permitted by this Agreement.

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6.   WARRANTY

     6.1  LIMITED WARRANTY.   Puma warrants that the media upon which the
Licensed Software is placed by Puma will be free from defects in workmanship and materials, and that the Licensed Software will meet the stated specifications in the Software Documentation. Puma does not warrant or claim that the software will run error free. If NEC finds any errors or failure of the Licensed Software to meet such specifications and provides Puma with a written report thereof, as NEC's sole remedy, Puma will use reasonable commercial efforts to correct such errors. Puma's warranty obligation with respect to the Licensed Software shall extend for a period of one hundred twenty (120) days from the date the Licensed Software is delivered to NEC and is solely for the benefit of NEC. NEC has no authority to extend this warranty to any other person. This warranty shall not apply to any Licensed Software which has been (i) repaired or altered other than by Puma, (ii) subject to misuse, mishandling, neglect or accident, or (iii) not maintained in accordance with handling or operating instructions supplied by Puma.

     6.2 WARRANTY EXCLUSION. EXCEPT AS PROVIDED IN SECTION 6.1, PUMA MAKES NO WARRANTY OF ANY KIND WITH REGARD TO THE LICENSED SOFTWARE. PUMA EXPRESSLY DISCLAIMS ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING IN LAW, CUSTOM, CONDUCT OR OTHERWISE.

7.   SOURCE CODE.

     7.1 SOURCE CODE DISCLOSURE. Upon request of NEC during the term of this Agreement, Puma grants to NEC and its Subsidiaries the right to obtain the disclosure of all portions of the human readable source code contained in the Licensed Software ("Source Code") for which Puma either i.) owns or ii.) has sufficient license to provide such disclosure by payment of the Source Code Disclosure Fee, as set forth in Exhibit B. Upon payment of the Source Code Disclosure Fee, NEC and its Subsidiaries have the right to use, copy, interpret, and modify such Source Code only for the purposes of routine end-user customer support, routine bug fixing and routine maintenance only. Disclosure of the Source Code by Puma shall not be interpreted as granting NEC or any of its Subsidiaries any right to, or ownership of, the Licensed Software or any portion thereof other than the rights and licenses set forth herein.

     7.2 DELIVERY OF SOURCE CODE. Within seven (7) days after receipt of payment of the Source Code Disclosure Fee by Puma, Puma shall deliver the Source Code, contained upon a master diskette(s), and related documents thereof, to NEC. It is expressly understood and agreed by both parties that the Source Code delivered hereunder shall be treated as the Confidential Information (hereinafter defined) of Puma During the term of this Agreement, upon NEC's request, Puma shall provide the Source Code of the then current version of the Licensed Software, for maintenance purposes only, [***]. Such Source Code of the then current version shall be treated as the Source Code originally supplied to NEC hereunder and NEC and its Subsidiaries shall have the same rights and licenses herein. Puma shall, during the term of this Agreement, provide the Source Code of the bug-fix version of the Licensed Software made by Puma. Such bug-fix version of the Licensed Software will be treated as Licensed Software and NEC and its Subsidiaries shall have the same rights and licenses set forth herein.

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                                       [***] Confidential Treatment Requested
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     7.3  PROTECTION OF SOURCE CODE.    If NEC has obtained rights for
disclosure of Source Code, it will keep all physical copies or forms of the Source Code, documentation or other information contained in the Source Code in a secure, locked facility. NEC or any of its Subsidiaries shall not sell, assign, license, reproduce, distribute, sublicense or otherwise transfer the Source Code. NEC or any of its Subsidiaries shall not, directly or indirectly, use or copy the Source Code to obtain, derive or create the structure, methods or techniques contained in the Licensed Software to create a product which performs the functions of the Licensed Software or which otherwise competes with the Licensed Software except as permitted by the terms and conditions of this Agreement.

     7.4  MODIFICATIONS BY NEC OR ANY OF ITS SUBSIDIARIES.

          (a) If NEC or any of its Subsidiaries modify the Source Code or creates new sources which are in some manner linked to or contained within the original Source Code, in accordance with this Section 7, the ownership right as to only the new portions actually created by NEC or its Subsidiaries shall vest in Puma, provided that NEC and its Subsidiaries shall have the same rights and licenses set forth herein.

          (b) Puma shall not be required to maintain or otherwise repair any Licensed Software that NEC or its Subsidiaries has (i.) modified or changed, (ii.) caused to be modified or changed, unless the error or defect found can be consistently reproduced in the Licensed Software that was not so changed or modified by NEC or its Subsidiaries.

          (c) (i.) NEC shall provide Puma with modifications made by NEC or its Subsidiaries to the Licensed Software promptly upon the creation or modification thereof, but in no case later than thirty (30) days following such creation or modification.

               (ii.) ALL OF THE DELIVERABLES FURNISHED TO PUMA HEREUNDER ("NEC-FURNISHED DELIVERABLES") WILL BE PROVIDED "AS IS" AND NEC DOES NOT MAKE ANY WARRANTIES, GUARANTEES OR REPRESENTATIONS OF ANY KIND WHATSOEVER, EXPRESS, IMPLIED, OR ARISING BY COURSE OF PERFORMANCE, CUSTOM OR USAGE IN THE TRADE, WITH RESPECT THERETO, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY REGARDING EFFICACY OR PERFORMANCE AND ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. NEC DOES NOT WARRANT THAT THE NEC-FURNISHED DELIVERABLES WILL MEET PUMA'S REQUIREMENTS OR THOSE OF ANY THIRD PARTY OR THAT THE NEC-FURNISHED DELIVERABLES WILL PERFORM UNINTERRUPTED OR ERROR-FREE.

               (iii.) NEC or its Subsidiaries shall not, directly or indirectly, use (or permit or direct anyone else to use) the Source Code and related documentation, or any information contained or derived from any of them, for the purpose of designing, developing, creating, modifying or upgrading any software product of any type or description (other than a modification or upgrade to executable code version of the Licensed Software).

8.   LIMITATION OF LIABILITY.

     8.1  LIMITATION.    IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS
OF PROFITS, LOSS OF USE, CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES ARISING UNDER THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS

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BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  IN NO EVENT WILL ANY DAMAGES
ATTRIBUTABLE TO EITHER PARTY (EXCEPT FOR PUMA'S INDEMNIFICATION OBLIGATIONS UNDER SECTION 9.2 BELOW) EXCEED THE AMOUNT OF PAYMENTS MADE TO PUMA UNDER THIS AGREEMENT.

     8.2  FORCE MAJEURE.      Nonperformance of either party shall be excused to
the extent that performance is rendered impossible by fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

9.   PROPRIETARY RIGHTS INDEMNIFICATION.

     9.1  REPRESENTATIONS.    Puma represents that it has the right to grant the
license hereunder and that it has no knowledge of any facts which might lead to a claim of infringement of any United States or Japanese patent, copyright, trade secret, or other intellectual property right of any third party as a result of the license to the Licensed Software granted by this Agreement.

     9.2  INDEMNIFICATION.    If any third-party notice, claim, action, suit, or
proceeding ("Claim") is brought against NEC or its Subsidiaries on the grounds that the Licensed Software infringes any of United States or Japanese patents, copyrights, trade secrets, or other intellectual property rights of any third party Puma shall, subject to the terms and conditions of this section, defend or settle such Claim or satisfy any final judgments rendered against NEC and its Subsidiaries and indemnify and hold NEC and its Subsidiaries harmless from all loss, cost, expense (including but not limited to reasonable attorney's fees), damage or liability arising out of or in connection with such Claim.

     9.3  INDEMNIFICATION PROCEDURES.

          (a) In the event that NEC and/or its Subsidiaries hereunder shall receive any Claim or be subject to any Claim as to which indemnification may be sought hereunder, NEC shall promptly notify Puma in writing of such Claim, and Puma shall assume all liability for the Licensed Software, the defense, negotiation or settlement of such Claim. Puma, at its expense, shall defend or settle such suit and satisfy any final judgments rendered against NEC and/or its Subsidiaries, and NEC shall provide all reasonable assistance requested by Puma and deemed necessary and appropriate by NEC, at Puma's expense.

          (b) If it shall be finally adjudicated that Licensed Software, or any part thereof, infringes any patents, copyrights, trade secrets, or other intellectual property rights of any third party, and NEC and/or its Subsidiaries is enjoined from using Licensed Software, or if Puma in its reasonable judgment believes the Licensed Software may be found to infringe a third party's patent, copyright, trade secret, or other intellectual property rights, then, in addition to the obligation set forth in paragraph (a) above, Puma shall, at its expense; (i) procure for NEC and/or its Subsidiaries the right to continue using the Licensed Software free of any liability of infringement and/or any payment to such third parties; or (ii) replace such Licensed Software or part thereof, with a non-infringing substitute acceptable to NEC; or (iii) (only in case item
(i) or (ii) is not reasonably available) subject to the limitations set forth in
Section 9.4 and [***].

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          (c)  Notwithstanding the foregoing, Puma shall not have any obligation under this Section 9 with respect to any Claims for infringement which arise, in whole or in part, from the modification and/or combination of the Licensed Software or part thereof, unless made by Puma.

     9.4  LIMITATION.    THIS SECTION 9 STATES THE ENTIRE AND EXCLUSIVE
LIABILITY OF PUMA AND SOLE REMEDY OF NEC FOR THE LICENSED SOFTWARE'S INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET, OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY AND IS IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY IN REGARD THERETO.

10.  CONFIDENTIALITY

     10.1 CONFIDENTIAL INFORMATION.     "Confidential Information" means all
information owned or controlled by a party hereto (including, but not limited to, all drawings, blueprints, descriptions, specifications, software and data) disclosed in any form, whether written or oral, or on computer readable media which if disclosed in documents or other tangible materials is clearly marked "Confidential" or "Proprietary", or if disclosed orally or in any other intangible form, is identified at the time of disclosure as confidential and is reduced to a written summary marked "Confidential" or "Proprietary" and delivered within thirty (30) days of disclosure. For purposes of this Agreement, the Source Code shall be deemed Confidential Information of Puma and the NEC-Furnished Deliverables shall be deemed Confidential Information of NEC. In addition the parties hereby acknowledge and agree that the terms of this Agreement, including the Exhibits attached hereto, contain valuable trade secrets which value would be damaged if disclosed to competitors. The terms and conditions of this Agreement are therefore deemed Confidential Information. Nothing herein shall be construed as preventing NEC or its Subsidiaries from stating to their customers that NEC and its Subsidiaries have certain rights and licenses as to Licensed Software.

     10.2 GENERAL. Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information and shall not disclose such Confidential Information to any third party except as may be necessary and required in connection with the rights and obligations of such party under this Agreement. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of the other party's Confidential Information, but in no event less than reasonable care. It is expressly understood and agreed by the parties that NEC and its Subsidiaries may furnish the Licensed Software, Software Documentation and any copies thereof to their customers without imposing confidentiality obligations on such customers.

     10.3 EXCEPTIONS.    Notwithstanding the above, neither party shall have any
obligation to the other with regard to any information which:

          (a) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of the receiver;

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          (b)  was known to the receiver at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure;

          (c) is disclosed with the prior written approval of the disclosing party;

          (d) is at anytime independently developed by the receiver without any use of the disclosing party's Confidential Information and by employees or other agents of the receiver who have not been exposed to the Confidential Information., provided that the receiver can demonstrate such independent development.

          (e) becomes known to the receiver from a source other than the disclosing party without breach of this Agreement by the receiver and otherwise not in violation of the disclosing party's rights.

     10.4 DISCLOSURES.   Neither party shall be liable for disclosure of
Confidential Information of the other if such Confidential Information is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided that the receiver shall provide prompt, advanced notice thereof to enable the disclosing party to seek a protective order or otherwise protect such Confidential Information. Notwithstanding the foregoing, NEC may disclose the terms of this Agreement to the Bank of Japan and the Japanese Government and Puma may disclose the terms of the Agreement to either (a) prospective major investors who are not competitors of NEC, (b) investment bankers who wish to register Puma's securities for a public offering or (c) any third party reasonably associated with the activities of (a) or (b) provided that those parties specified in (a), (b) and (c) each shall sign a Puma confidentiality agreement.

     10.5 REMEDIES. If either party breaches any of its obligations with respect to confidential and unauthorized use of Confidential Information hereunder, the other party shall be entitled to seek equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

11.  TERM; TERMINATION

     11.1 TERM.     (1)  This Agreement shall commence on the Effective Date and continue for three (3) years after such date, unless earlier terminated under this Section 11. This Agreement will automatically renew for additional one (1) year term unless either party indicates the other party any intention to terminate this Agreement by sixty (60) days prior written notice to the other party.

     11.2 TERMINATION FOR CAUSE.        If either party defaults in the
performance of any material provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days, then the non-defaulting party may terminate this Agreement by giving written notice to the defaulting party. Any breach of the provisions in Sections 2.1, 2.2, 2.3, or 5.2 by NEC will be considered breaches which cannot be cured and may be the basis for the immediate termination by Puma of this Agreement.

     11.3 BANKRUPTCY.    If either party files a petition in bankruptcy or is
adjudicated a bankrupt, or if a petition in bankruptcy is filed against either party and such petition is not discharged within sixty (60) days of such filing, or if either party becomes insolvent, or makes an

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assignment for the benefit or creditors or an arrangement pursuant to any bankruptcy law, or if either party discontinues its business or if a receiver is appointed for it or its business, then the other party may terminate this Agreement by giving written notice to the other party.

     11.4 SURVIVAL The obligations under Sections 4, 5, 6, 7, 8, 9, 10, 11.5, 11.6, 12.2, 12.4, 12.5, and 12.9 shall survive any termination of this Agreement.

     11.5 TERMINATION EFFECT Within thirty (30) days after the termination of this Agreement, upon written request, each party shall return to the other party any item embodying any Confidential Information of the other party which may be entrusted to or created by such party. NEC shall return to Puma the master copy of the Licensed Software, Source Code, if any, the Software Documentation, and any other materials delivered to NEC by Puma. NEC shall have the right to retain one (1) copy of the executable code version of the Licensed Software and Software documentation each, at NEC's premises only, for purposes of end user technical support only for a period of one (1) year following such termination. Termination of this Agreement for any reason shall not affect the rights of any end user to use the Licensed Software under any sublicense granted in accordance with this Agreement. Unless this Agreement was terminated by Puma for cause under Section 11.2, NEC and its Subsidiaries shall retain the right to sell or otherwise transfer inventory of Licensed Software and Software Documentation existing as of the effective date of termination by continuing to pay royalties based on the Per Unit Royalty for up to one hundred eighty (180) days from the termination of this Agreement. NEC shall have the right to fulfill its then existing maintenance and warranty obligations for Licensed Software and Software Documentation already sold or otherwise transferred by NEC and its Subsidiaries. For the purpose of this Section, NEC and its Subsidiaries each may retain one
(1) set of Licensed Software and Software Documentation for customer support purposes. No termination of this Agreement shall affect any sublicenses for the Licensed Software in object code format and Software Documentation that will have been or will be granted by NEC and its Subsidiaries pursuant to and under this Agreement to third parties.

     11.6 ADDITIONAL REMEDIES.     Except as expressly limited by this
Agreement, termination of this Agreement shall be without prejudice to any other remedy which may be available to a party due to default of this Agreement. Violation of obligations under this Agreement may cause irreparable harm and damage which may not be recovered at law, and remedies for breach of this Agreement may be awarded in equity through injunctive relief.

12.  MISCELLANEOUS

          12.1 RELATIONSHIP. The relationship between parties shall be that of independent contractors. Nothing contained herein shall be construed to imply a joint venture, principal or agent relationship, or other joint relationship, and neither party shall have the rights, power of authority to create any obligation, express or implied, on behalf of the other.

          12.2 GOVERNING LAW.      This Agreement shall be governed in all
respects by the substantive laws of the State of California, United States of America, exclusive of its conflicts of laws rules, as applied to agreements entered into in California between California residents.

     12.3 ARBITRATION.   Any dispute or claim arising out of or in relation to
this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration in Santa Clara County, California., under the Rules of

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Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with such rules. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrators.

          12.4 ATTORNEY'S FEES.         In the event of any litigation or
arbitration by the parties under this Agreement, the prevailing party shall be entitled to costs and reasonable attorney's fees.

          12.5 ASSIGNMENT.    Neither party shall assign or otherwise transfer
any of its rights, obligations or licenses hereunder without the prior written consent of the other party. Subject to the foregoing, the provisions of this Agreement shall apply to and bind the successors and permitted assigns of the parties.

          12.6 WAIVER.        Failure by any party to enforce any of its rights
under this Agreement shall not be deemed a waiver of any right which that party has under this Agreement.

          12.7 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and delivered personally, by air mail or by facsimile (with facsimiles to be promptly confirmed in writing). All such written communications delivered by air mail shall be mailed, postage prepaid, either by certified or registered, first-class mail to the parties at their respective addresses as set forth below, subject to the right of either party to change its address by delivering written notice to the other. Such notices shall be deemed to be effective upon two (2) business days following the date of mailing or upon receipt if by facsimile or personal delivery.

          to Puma:  Puma Technology, Inc.
                    2940 North First Street
                    San Jose, CA 95134  USA
                    fax number:  408-433-2212
                    Attention:     Bradley A. Rowe--President and CEO

          to NEC:   NEC Corporation
                    10, Nissincho 1-chome
                    Fuchu City, Tokyo 183  JAPAN
                    Attention:     General Manager
                                   Printers Division
                    fax number:  ###-##-####

          12.8 SEVERABILITY. Should any provisions of this Agreement contravene any law or valid regulation of any government having jurisdiction over the parties, then such provision shall be automatically terminated and performance thereof by the parties waived, and all other provisions of this Agreement shall continue in full force and effect.

          12.9 EXPORT COMPLIANCE. At all times during the performance of their obligations hereunder, the parties shall in all respects comply with any and all applicable laws, regulations and orders of governmental authorities and the agencies of the United States, Japan and any other country having competent jurisdiction. NEC assures Puma that it does not intend to and will not,

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directly or indirectly, knowingly export or transmit the Software licensed from
Puma hereunder to People's Republic of China, Iraq, Afghanistan or any group Q, S, W, Y or Z country specified in Supplement No. 1 to Section 770 of Export Administration Regulation issued by the U. S. Department of Commerce, without the prior written consent, if required, of the Office of Export Administration of the U. S. Department of Commerce, Washington, D. C. 20230. The provisions of this paragraph shall survive any termination of this Agreement and shall continue indefinitely.

     12.10     NEC'S EXPENSES.     Costs and expenses incurred by NEC relating
to its marketing, distribution, promotion and advertising of the Printer Unit or the object code or executable code versions of the Licensed Software, or any other costs not agreed upon specifically in writing, shall be the express responsibility of NEC.

     12.11     ENTIRE AGREEMENT; AMENDMENT.       This Agreement (including
facing page and all Exhibits) reflects the entire agreement of the parties regarding the subject matter hereof, and supersedes all prior agreements between the parties, whether written or oral. This Agreement shall not be amended, altered or changed, except by written agreement signed by both parties. This agreement is executed in the English language.

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                          PUMA TECHNOLOGY, INCORPORATED
                           SOFTWARE LICENSE AGREEMENT

                                    EXHIBIT A


LICENSED SOFTWARE:
The Japanese version TranXit 2.XX file transfer software for [***] architecture/[***] architecture ("TranXit"), including all modifications and updates thereof, designated by Puma as a positive increase in either the tenths digit or hundredths digit after the decimal point and any such revisions which include [***] support which are licensed by NEC Corporation under this Agreement and/or the license agreement executed on or around May 16, 1995 between NEC Corporation and Puma Technology, Inc. Puma will provide NEC with reasonable advance written notice of such modifications and updates promptly after release thereof. NEC may begin Preloading any such new releases upon golden master delivery by Puma or may elect to continue Preloading an existing version at its option. In the event that NEC elects not to begin Preloading such new release provided by Puma, NEC expressly disclaims any warranty claims or any and all other remedies provided by this Agreement regarding those defects, infringements, or other similar problems which may relate to such previous version, having been corrected by Puma in such updated version provided that the nature of such defects, infringements, or other similar problems is described in the written notice referred to in the second sentence above. TranXit is provided to NEC in executable code form, as defined by the Software Documentation generated by Puma and the following feature set:

TRANXIT 2.XX
- ------------
- - [***]

TranXit 2.0 is distinguished from retail versions of TranXit (i.e. TranXit Pro-TM- or TranXit Pro Connectivity Kit-TM-, for example), which are intended for sale directly to end users by Puma or its designees. Puma agrees to provide all Japanese localized versions of TranXit 2.XX to NEC as part of the deliverables.

Puma represents and warrants that the Licensed Software operates on each of the platforms of (i.) [***] and (ii.) the [***], which communicates with both [***] personal computers and [***] architecture machines. Development, if requested by NEC, of customized versions of Puma's TranXit Software for [***]

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                                                                           14

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                          PUMA TECHNOLOGY, INCORPORATED
                           SOFTWARE LICENSE AGREEMENT

                               EXHIBIT A CONTINUED


[***] and other platforms will be subject to the terms and conditions, including but not limited to licensing terms and conditions, to be mutually agreed by both parties.

SOFTWARE DOCUMENTATION:
The Software Documentation defines the features and functionality of the Licensed Software and will also include promotional material regarding software upgrades or other Puma products or third party accessories determined at Puma's sole discretion. The Software Documentation is the exclusive property of Puma. NEC agrees to reprint the TranXit Quick Reference Guide, at its own expense and effort, and include the TranXit Quick Reference Guide with each Preloaded copy of the Licensed Software included with each Printer Unit:

- -    TranXit Quick Reference Guide ( estimate 14 pages )

Puma will design an "NEC-specific" Quick Reference Guide and provide camera ready artwork to NEC.

SUPPORT  AND TRAINING RESPONSIBILITIES:
NEC shall provide all Level I and Level II support at its own expense. For purposes of this Agreement, Level I support shall mean all technical support and assistance relating to the Printer Unit or Licensed Software given directly to end users, distributors, OEMs, or customers of Printer Unit. Level II support shall mean the service rendered by NEC relating to the Printer Unit or Licensed Software given directly to end users, distributors, OEMs, or customers of Printer Unit to analyze or reproduce error(s) in the Licensed Software and to determine if said error(s) are reproducible. NEC will further provide training, at its option and expense, for all personnel associated with the sales and support of Printer Unit. Puma shall conduct the analyze of error(s) in the Licensed Software which is a part of the Level II support specified herein unless NEC receives the Source Code of the Licensed Software at that time in accordance with the provisions herein.

Puma shall provide all Level III support for the Licensed Software only. For purposes of this Agreement, Level III support shall mean all Puma technical support and assistance relating to the Licensed Software given directly to authorized personnel who are the direct employees of NEC and are trained in the usage of Licensed Software. Level III support will be provided only during Puma's normal business hours and in the English Language.

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                          PUMA TECHNOLOGY, INCORPORATED
                           SOFTWARE LICENSE AGREEMENT

                                    EXHIBIT B


PER UNIT ROYALTY:
NEC agrees to pay PUMA a $[***] Per Unit Royalty for each Unit shipment of the Licensed Software. Upon the earlier occurrence of either (i) NEC has Distributed and reported to Puma a total number of royalty-bearing Units in a cumulative amount equal to or greater than [***] prior to [***] years from the Effective Date or (ii) at any time after [***] years following the Effective Date, NEC has Distributed and reported to Puma a total number of royalty-bearing Units in a cumulative amount which when divided by the total elapsed time from the Effective Date at the time of such report equals a rate of Distribution by NEC of such royalty-bearing Units which averages greater than [***] per year, the parties agree to [***].

GUARANTEED MINIMUM PAYMENT:
NEC agrees to pay PUMA Technology $[***] as a guaranteed minimum payment toward purchase of [***] Units of Licensed Software. NEC agrees to make guaranteed minimum payments according to the following payment schedule:

     [***] [***] days following the Effective Date:     $[***]

PAYMENT TERMS:
Payment terms are net60. If any amount is not paid to Puma when due hereunder, NEC shall pay to Puma on demand a late fee in an amount not to exceed two percent (2%) of such delinquent payment for each month or part thereof from the due date until the date paid; but NEC shall have such grace period as may be required by law and the late fee shall not exceed the maximum allowed by law.

NEW PUMA PRODUCT:
Both parties agree and understand that Puma intends to deliver for commercial availability a [***] application designed to run under the [***] operating system environment ("New Puma Product"). Both parties agree to negotiate in good faith on the development schedule for New Puma Product. The development work for New Puma Product shall be conducted subject to the development schedule agreed upon by both parties in accordance with the preceding sentence. Upon completion of such releases, if ever, Puma agrees to provide NEC with beta code (executable code) for evaluation and final code (executable code) for evaluation and acceptance by NEC in both English and Japanese. Upon such delivery, if ever, of New Puma Products pursuant to this provision, such New Puma Products shall be treated as Licensed Software with respect to Per Unit Royalties and for all other applicable purposes of this Agreement.

HARDWARE PROVIDED BY NEC:
NEC agrees to provide, on a loan basis, the necessary [***] computer hardware and Printer Units necessary for Puma engineering to successfully complete the [***] port of New Puma Product and to provide access to technically trained dedicated NEC engineering personnel to communicate and support Puma engineering throughout the project. Puma shall use such hardware in accordance with the terms and conditions imposed by NEC or NEC's licensors, if

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                          PUMA TECHNOLOGY, INCORPORATED
                           SOFTWARE LICENSE AGREEMENT

                               EXHIBIT B CONTINUED

any. Puma agrees to use such hardware provided by NEC hereunder solely for the purpose of performing Puma's obligations hereunder and not to rent, transfer or export them to any other parties in any manner. Puma also agrees to return to NEC, at its sole expense, all such hardware provided by NEC hereunder within a reasonable period after its completion of Puma's obligations hereunder.

SOURCE CODE DISCLOSURE FEE:
NEC, at its option, shall have the right to purchase source code disclosure for the Licensed Software, whose limited usage is subject to the terms and conditions described in Section 7 herein, at any time during the term of this Agreement at a fixed price of $[***].

MINIMUM VALUE OF AGREEMENT:
$[***]

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